 Exhibit 10.4
BlockEx Limited

a private limited liability company incorporated under the laws of Gibraltar

PRIVATE TOKEN PURCHASE COMMITMENT FORM
(this “Agreement”)

PLEASE READ THIS AGREEMENT CAREFULLY.

PLEASE TAKE INDEPENDENT LEGAL ADVICE BEFORE ENTERING INTO THIS AGREEMENT.

NOTE THAT PURCHASER ARE WAIVING PURCHASER’S RIGHTS AND CLAIMS, AND INDEMNIFYING, THE COMPANY.

NOTE THAT THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS AND A CLASS ACTION WAIVER, WHICH AFFECT PURCHASER’S LEGAL RIGHTS.

IF PURCHASER DO NOT AGREES TO ALL OF THE TERMS IN THIS AGREEMENT, DO NOT ENTER INTO THIS AGREEMENT.

Blockchain Industries Inc. of 53 Calle Palmeras, Suite 802, San Juan, PR 00901, United States (hereinafter referred to as the “Purchaser”), hereby unconditionally and irrevocably agrees with the Company:

(i)
to unconditionally and irrevocably commit to purchase Five Million, Seven Hundred and Fourteen Thousand, Two Hundred and Eighty Five 5,714,285.71 of Tokens (the “Committed Amount of Tokens”) from the Company; and

(ii)
to unconditionally and irrevocably pay the Company (or its duly appointed agent or nominee) the amount of Euros (EUR) 2,000,000 (the “Consideration”),

on the terms and conditions set out in this Agreement.

ALTERNATIVELY

1. By purchasing Tokens during the Token Sale and indicating Purchaser’s acceptance of this agreement on the Company’s website, and completing the fields relating to the amount of Tokens to be purchased (“Committed Amount of Tokens”) in consideration of the payment indicated during the purchase process (“Consideration”), Purchaser will be bound by the terms of this Agreement and any other terms incorporated by reference.

1.
The Purchaser hereby agrees that it shall pay the Consideration into the bank account or the cryptocurrency wallet of the Company (or its duly appointed agent or nominee) within the period of 7 calendar days commencing on the date that the Company (or any of its duly appointed agent or nominee) shall notify me of the details of such bank account or cryptocurrency wallet by e-mail in accordance with paragraph 3 below. The Purchaser hereby further acknowledges and agrees that it shall provide all documentation and information relating to all ‘Know-Your -Customer’ and all anti-money laundering checks required by law to be carried out by the Company to their entire satisfaction prior to Purchaser remittance of the Consideration to the Company. The Purchaser hereby also acknowledges and agrees that in the event that the Company are not satisfied with the ‘Know-Your-Customer’ and all anti-money laundering documentation and information that The Purchaser has provided, that this Agreement shall immediately terminate and that Purchaser shall have no Claim or recourse of whatsoever nature or howsoever arising against the Company.

2.
The Purchaser hereby acknowledges and confirms that The Purchaser has read and understood this Agreement, and that The Purchaser has taken all required independent professional advice (including legal, accounting, tax, regulatory and investment advice) and that Purchaser accordingly expressly agrees to be bound by the terms of this Agreement.

3.
The Purchaser hereby agrees that any notices sent to me by the Company (or by any duly appointed agent, representative or nominee of the Company) in connection with this Agreement and/or the matters contained or referred to in this Agreement (including the White Paper, as defined below) may be sent to me at the following e-mail address indicated during the Registration Process (as defined below) on the Company’s website and that:

(i)
notice shall be deemed to have been duly and adequately served to me upon receipt of an e-mail sent to me by the Company (or by any duly appointed agent, representative or nominee of the Company) and there shall be no requirement on the Company (or any of its duly appointed agents, representatives or nominees) to issue such notice to me by any additional means; and
(ii)
such notice shall be deemed to have been duly received by me immediately at the date and time of delivery of the e-mail communication; and
(iii)
delivery of such notice shall be evidenced by the Company (or by its duly appointed agents, representatives or nominees) upon production of a delivery notification confirmation.

4.
The Purchaser hereby agrees that The Purchaser has read the entirety of the latest draft of the white paper which can be found at https://daxt.io and which is to be formally issued by the Company in due course (the “White Paper”) and that The Purchaser has fully understood and agrees with all of its contents. In particular, The Purchaser has read and understood the “Legal Considerations, Risks and Disclaimer” section at the end of the White Paper. The Purchaser hereby acknowledges and agrees that the “Legal Considerations, Risks and Disclaimer” section at the end of the White Paper shall be deemed to be incorporated into the terms of this Agreement and shall form a part of this Agreement. The Purchaser hereby further acknowledges and agrees that the White Paper (including the “Legal Considerations, Risks and Disclaimer” section of the White Paper which is deemed to be incorporated into this Agreement) may be subject to change from time to time and that the latest version of the White Paper shall be available from time to time for review at https://daxt.io. The Purchaser further acknowledges and agrees that it shall be Purchaser sole responsibility to ensure that Purchaser periodically review the latest version of the White Paper available for review at https://daxt.io and that neither the Company nor any of its duly appointed agents, representatives or nominees shall be obliged or bound to notify me of any change whatsoever to the White Paper (or any part thereof).

5.
The Purchaser hereby unconditionally and irrevocably agrees that in order to purchase and receive the Committed Amount of Tokens following their creation, Purchaser shall first be required to complete the online registration process that will be capable of being accessed from the Company’s website at https://www.blockexmarkets.com (the “Registration Process”) pursuant to which Purchaser shall have to provide the required Know-Your-Client and other due diligence information and documentation more particularly described therein to a standard which is satisfactory to the Company (and/or its duly appointed agents, representatives or nominees). The Registration Process will also include reading and accepting the final Token sale terms and conditions (the “Token Sale Terms and Conditions” a draft of which is set out in Schedule 1 to this Agreement) which shall comprise the terms and conditions upon which the Committed Amount of Tokens shall be sold to me by the Company. The Purchaser hereby further acknowledges and agrees that the draft of the Token Sale Terms and Conditions appearing in Schedule 1 to this Agreement may be subject to change from time to time and that the latest version of the Token Sale Terms and Conditions shall be available for review at https://daxt.io. The Purchaser further acknowledges and agrees that it shall be Purchaser sole responsibility to ensure that Purchaser periodically review the latest version of Token Sale Terms and Conditions available for review at https://daxt.io and that neither the Company nor any of its duly appointed agents, representatives or nominees shall be obliged or bound to notify me of any change whatsoever to the Token Sale Terms and Conditions. Save for the amount of the Consideration (as set out above) payable by the Purchaser for the Tokens, Purchaser agrees that in the event of any conflict between the Token Sale Terms and Conditions and the terms of this Agreement, the Token Sale Terms and Conditions shall prevail.

6.
The Purchaser hereby acknowledges and agrees that upon completion of the Registration Process to the satisfaction of the Company (or its duly appointed agents, representatives or nominees) and subject payment by me of the Consideration to the Company (or its duly appointed agents, representatives or nominees) Purchaser order for the purchase of Committed Amount of Tokens will be recorded and upon the occurrence of the Company’s public Token sale (the “Public Token Sale”) the Committed Amount of Tokens will be transferred to the wallet that Purchaser will have notified the Company (or its duly appointed agents, representatives or nominees) of as part of Purchaser completion of the Registration Process.

7.
Purchaser understands and hereby agrees and acknowledges that the Company will utilise all of part of the Consideration to progress the project described in the White Paper prior to the issue of the Tokens. Purchaser also understands and hereby agrees and acknowledges that the Public Token Sale may not take place for whatever reason and in the event that the Public Token Sale may not take place for whatever reason Purchaser will not have any recourse against the Company for the recovery of all or any part of the Consideration. The Purchaser hereby unconditionally and irrevocably agrees that Purchaser shall have no recourse or claim against the Company (and/or its past, present and future employees, officers, directors, contractors, consultants, equity holders, suppliers, vendors, service providers, parent companies, subsidiaries, affiliates, agents, representatives, joint ventures, predecessors, successors and assigns; COLLECTIVELY THE “Company Parties”) whatsoever. The Purchaser hereby unconditionally and irrevocably waive, release and discharge the Company and the Company Parties from all and any Claims Which the Purchaser has or may at any time have against the Company (and its duly appointed agents, representatives or nominees). To the fullest extent permitted by applicable law, Purchaser also releases the Company and the Company Parties from all and any responsibility, Losses, Claims, of every kind and nature, known and unknown (including, but not limited to, claims of negligence), arising out of or related to any and all disputes acts and/or omissions of third parties relating to this Agreement. Purchaser expressly waives any and all rights Purchaser may have under any statute or common law principles that would otherwise limit the coverage of this release to include only those claims which Purchaser may know or suspect to exist in Purchaser favour at the time of agreeing to this release.

8.
If for any reason Purchaser hereafter bring or commence any Claim purported to be released and discharged pursuant to paragraph 7 above, or otherwise attempt to pursue any such Claim against the Company (or its duly appointed agents, representatives or nominees) then THE PURCHASER HEREBY AGREES from time to time and at all times, to the fullest extent possible, to fully and effectively indemnify and hold harmless the Company (or its duly appointed agents, representatives or nominees) on a continuing basis and on demand against:
(a)
any Claim; and/or
(b)
any and all Losses suffered or incurred by the Company (or its duly appointed agents, representatives or nominees) which would not have been suffered or incurred but for a Claim; and/or

(c)
the negotiation, handling or settlement of a Claim; and/or
(d)
any and all Losses suffered or incurred by the Company (or its duly appointed agents, representatives or nominees) which would not have been suffered or incurred but for a Claim having prevented the Company (or its duly appointed agents, representatives or nominees) for whatever reason, from performing any existing contractual obligations owed to any third parties under any employment, service, partnership or other Agreement s (including letters of appointment in respect of non- executive directorships) in force at the time of the Claim.

9.
The Purchaser hereby represent and warrant to the Company (and to each of its duly appointed agents, representatives or nominees) on the date hereof and on each day up to and including the date of the Public Token Sale as follows:
(i)
The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform Purchaser obligations hereunder;
(ii)
this Agreement constitutes valid and legally binding obligations, enforceable against me in accordance with its terms;
(iii)
this Agreement is made in reliance upon Purchaser representations to the Company (and to each of its duly appointed agents, representatives or nominees) that the Tokens to be acquired by me will be acquired for Purchaser own account and The Purchaser has no intention of immediately selling, transferring or distributing the Tokens Purchaser is acquiring (or any part thereof) nor have Purchaser any intention of selling, granting any participation in, or otherwise distributing the same;

(iv)
Purchaser confirms that The Purchaser has experience in investing in financial and non-financial assets, including in companies in the development stage and acknowledges that Purchaser is able to fend for myself, can bear the economic risk of Purchaser transactions, and have such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the transaction pursuant to this Agreement:
(v)
Purchaser confirms that The Purchaser has carefully considered the risks involved in purchasing and holding digital currencies (and in particular the Tokens), and that Purchaser is aware that Purchaser may lose all or part of the Consideration and that the Tokens may have a low or even no value;

(vi)
Purchaser confirms that Purchaser is aware and understand there may be additional risks in connection with the transactions envisioned herein that are not currently known or that are or may be currently deemed immaterial;

(vii)
Purchaser is not a national citizen resident or green-card holder of any jurisdiction which prohibits Purchaser entry into this Agreement and the performance of the terms of this Agreement and Purchaser obligations hereunder;
(viii)
Purchaser confirms that Purchaser is not, and have not been involved in any type of activity associated with money laundering or terror financing, nor violated any provision of: (a) the Proceeds of Crime Act 2015 of Gibraltar (as amended from time to time); or (b) the U.S. Foreign Corrupt Practices Act of 1977 as amended; or (c) the UK Bribery Act (2010); or (d) Sections 290-297 of the Israeli Penal Law 1977 (Bribery Transactions), the Israeli Prohibition on Money Laundering Law, 2000; or
(e) any other anti-money laundering anti-corruption or anti bribery statute or legislation in any part of the world, nor have Purchaser ever been subject to any investigation by or have received a request for information from any governmental body relating to money laundering corruption or bribery under any statute or legislation. The Purchaser hereby consent to the Company (and any of its duly appointed agents, representatives or nominees) running any checks or enquiries with third parties and The Purchaser hereby waive any privacy or other right in connection therewith and acknowledges that any breach of this representation by me will entitle the Company to terminate this Agreement with immediate effect;

(ix)
Purchaser confirms that Purchaser is aware and understand the uncertain nature of digital currencies and tokens and that neither the Company nor any of its duly appointed agents, representatives or nominees are regulated by any central bank nor other government authority; and
(x)
Purchaser shall promptly respond and fully collaborate with all requests made by the Company or any third-party service providers appointed by the Company to carry out KYC/AML services in respect of the sale of Tokens.

10.
Purchaser acknowledges and agrees that this Agreement shall terminate upon the earlier of:
(i)
the date of the Public Token Sale;
(ii)
60 calendar days following the date of the Company’s announcement that the Public Token Sale has not taken place or is to be cancelled; and
(iii)
the payment or setting aside of payment of amounts due to the Purchaser upon a dissolution of the Company which shall include (a) a voluntary termination of operations of the Company, (b) a general assignment for the benefit of the Company’s creditors or (c) any other liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

11.
Purchaser agrees that:
(i)
any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Purchaser;
(ii)
Purchaser is not entitled to vote or receive dividends or be deemed a shareholder of the Company, nor will anything contained herein be construed to confer on Purchaser any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise;
(iii)
unless otherwise specified in this Agreement, none of the rights or obligations contained herein may be assigned or novated, by operation of law or otherwise, by me without the prior express written consent of the Company or any of its duly appointed agents, representatives or nominees;

(iv)
Purchaser shall (at Purchaser own expense) promptly execute and deliver all such documents, and do all such things, as the Company or any of its duly appointed agents, representatives or may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement;
(v)
if this Agreement is translated into any language other than English, the English language text shall prevail;
(vi)
this Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the laws of Gibraltar;
(vii)
Subject to subparagraph (viii) below, Purchaser irrevocably agrees that the courts of Gibraltar have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims);
(viii)
Purchaser irrevocably agrees that the provisions relating to arbitration and dispute resolution contained in clauses 48 to 52 (inclusive) of the draft Token Sale Terms and Conditions appearing in Schedule 1 to this Agreement are deemed to be incorporated into this Agreement by reference and form a part hereof; and

(ix)
Purchaser irrevocably agrees that the provisions relating to data protection contained in clauses 56 to 61 (inclusive) of the draft Token Sale Terms and Conditions appearing in Schedule 1 to this Agreement are deemed to be incorporated into this Agreement by reference and form a part hereof. The Purchaser hereby consent to the Company and its duly appointed agents, representatives or nominees controlling and processing Purchaser personal data in accordance with the Data Protection Act 2004 and use the personal information The Purchaser has and will provide to the Company and its duly appointed agents, representatives or nominees from time to time:
(a)
to be able to supply the Tokens and other goods and services to Purchaser;
(b)
to process Purchaser payment for the Tokens and other goods and services to be provided to Purchaser; and
(c)
in accordance with the Company’s privacy policy which forms part of this Agreement and which can be found by visiting the Company’s website at https://www.blockexmarkets.com.

12.
Purchaser agrees that save as the context requires and save as otherwise defined in this Agreement capitalised words used in this Agreement shall have the meanings respectively attributed to them in this paragraph 12 and the rules of interpretation set out in this paragraph 12 shall apply in this Agreement:
(i)
“Claim” shall include any claim (whether present, future, actual or contingent and of whatsoever nature and howsoever arising, and arising out of or in connection with any act, matter, cause or thing (including claims for or relating to any payment or repayment of monies, indemnity, security or provisions of goods or services)), action, proceeding, demand or judgement of whatsoever nature in each case which relates to this Agreement;
(ii)
“Losses” shall include any and all liabilities, costs, expenses, damages, fines, impositions or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of earnings, loss of reputation and all interest, penalties and legal costs and all other reasonable professional costs and expenses and any associated value added tax) of whatsoever nature and/or judgement sums (including interest thereon);

(iii)
“Tokens” shall mean the Digital Asset Exchange Tokens (DAXT) more particularly described in the White Paper;
(iv)
a reference to a paragraph is to a paragraph of this Agreement;
(v)
a “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's personal representatives, successors or permitted assigns;
(vi)
words in the singular include the plural and in the plural, include the singular;
(vii)
a reference to one gender includes a reference to the neuter and the other gender;
(viii)
where the words “include” “includes” “including” or “in particular” are used in this Agreement, they are deemed to have the words "without limitation" following them;
(ix)
any obligation in this Agreement on a person not to do something includes an obligation not to agree or allow that thing to be done;
(x)
the words “other” and “otherwise” are illustrative and shall not limit the sense of the words preceding them;

(xi)
references to any legal terms, for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept or thing shall, in respect of any jurisdiction other than Gibraltar, be deemed to include a reference to what most nearly approximates to the Gibraltar legal term in that jurisdiction; and
(xii)
references to times of the day are, unless the context requires otherwise, to Gibraltar time and references to a day are to a period of 24 hours running from midnight on the previous day.

This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each Party had signed the same document. Transmission of an executed copy of this Agreement (or a counterpart thereof) by e-mail (in PDF, JPEG or other similar format) shall take effect as delivery of an executed original of this Agreement.

ALTERNATIVELY

This Agreement may be accepted and become binding by its acceptance on the Company’s website.

Dated this 25th day of January 2018

SIGNED by or on behalf of )
the PURCHASER

  ... Name:

The Company hereby accepts and confirms the above terms and conditions. In the event of the occurrence of any of the events specified in paragraph 10 above, the Company agrees to use its reasonable commercial endeavours to first satisfy the claims of all of its secured and unsecured creditors in full and thereafter to return any surplus monies (if any) on a pro rata basis amongst those persons (including the Purchaser) who may have entered into Agreements with the Company similar to this Agreement.

Dated 25th day of January 2018

SIGNED for and on behalf of the Company

  ... Name:

Schedule 1

Draft Token Sale Terms & Conditions

PLEASE READ THESE TOKEN SALE TERMS AND CONDITIONS CAREFULLY.

PLEASE TAKE INDEPENDENT LEGAL ADVICE BEFORE ACCEPTING THESE TERMS AND CONDITIONS OR PARTICIPATING IN THE BLOCKEX LTD TOKEN SALE.

NOTE THAT CLAUSES 46 TO 52 (INCLUSIVE) (DISPUTE RESOLUTION. ARBITRATION) CONTAIN BINDING ARBITRATION PROVISIONS AND A CLASS ACTION WAIVER, WHICH AFFECT PURCHASER’S LEGAL RIGHTS.

NOTE THAT PURCHASER ARE WAIVING PURCHASER’S RIGHTS AND CLAIMS, AND INDEMNIFYING, BLOCKEX LTD IN CLAUSES 34 TO 38 INCLUSIVE.

IF PURCHASER DO NOT AGREES TO ALL OF THESE TERMS, DO NOT PURCHASE DAXT TOKENS.

Parties

Purchaser’s purchase of tokens being offered for sale (“Tokens” and each a “Token”) during the Pre-Sale Period or the Sale Period (as these terms are defined below) by BLOCKEX LTD hereinafter referred to as the “Company”), is subject to these terms and conditions of sale (“Terms”). Each of Purchaser and Company is a “Party” and, together, the “Parties” in these Terms.

By purchasing Tokens from the Company during the Token Sale, Purchaser will be bound by these Terms and any terms incorporated by reference. If Purchaser have any questions regarding these Terms, please contact the Company at: CONCIERGE@BLOCKEX.COM

PURCHASER AND COMPANY HEREBY AGREES AS FOLLOWS:

Definitions and Interpretation

1.
In these Terms, save where the context requires, the following capitalised terms shall have respective meanings ascribed to them follows:

“Claim” shall include any claim (whether present, future, actual or contingent and of whatsoever nature and howsoever arising, and arising out of or in connection with any act, matter, cause or thing (including claims for or relating to any payment or repayment of monies, indemnity, security or provisions of goods or services)), action, proceeding, demand or judgement of whatsoever nature or howsoever arising;

“Completion Condition” the occurrence of closing of the ICO sale will immediately trigger the closure of the Sale Period;

“Losses” shall include any and all liabilities, costs, expenses, damages, fines, impositions or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of earnings, loss of reputation and all interest, penalties and legal costs and all other reasonable professional costs and expenses and any associated value added tax) of whatsoever nature and/or judgement sums (including interest thereon);

“Securities” shall include the meanings ascribed to in the Financial Services (Markets in Financial Instruments) Act of Gibraltar (as awarded from time to time); in the Financial Services (Investment and Fiduciary Token Utility) Act of Gibraltar; the Prospectuses Act of Gibraltar or any other relevant legislation in Gibraltar (and “Security” shall be construed accordingly); and the terms “security” and “securities” shall have the broadest possible interpretation as these terms might be interpreted under the laws of other jurisdictions which are analogous or similar to the laws which regulate “Securities” or otherwise;

“Financial Instruments” shall include the meaning ascribed to it in the Financial Services (Markets in Financial Instruments) Act of Gibraltar or any other relevant legislation in Gibraltar (and “Financial Instrument” shall be construed accordingly); and the terms “financial instrument” and “financial instruments” shall have the broadest possible interpretation as these terms might be interpreted under the laws of other jurisdictions which are analogous or similar to the laws which regulate “Financial Instruments” or otherwise;

“Refund Address” shall mean the wallet address (if different from the Token Receipt Address) that Purchaser provide to the Company to which any refund of Payment Currency will be made by the Company in accordance with clause 26 below;

“Pre-Sale Completion Condition” the occurrence of ending of the pre-sale offer will immediately trigger the closure of the Pre-Sale Period;

“Pre-Sale Period” shall mean the public pre-sale period commencing on 00:01 GMT 18/12/2018 and ending on the earlier of (i) 23:59 GMT 27/01/2018 or (ii) the satisfaction of the Pre-Sale Completion Condition;

“Sale Period” shall mean the public crowd sale period commencing on 00:01 GMT on 28/01/2018 and ending on the earlier of (i) 23:59 GMT 16/02/2018 or (ii) the satisfaction of the Pre-Sale Completion Condition;

“Token Receipt Address” shall mean the address which Purchaser provide to the Company that relates to Purchaser’s Ethereum wallet which supports the ERC-20 token standard in order to receive any Tokens Purchaser purchase from the Company; and

“Token Sale” shall mean the public sale of Tokens by the Company during the Pre-Sale Period and the Sale Period.

2.
In these Terms:
(a)
a reference to these Terms shall include these Terms as amended or varied from time to time;
(b)
unless the context otherwise requires references to a recital, clause, sub-clause or Schedule are to a recital, clause, sub-clause or Schedule (as the case may be) of these Terms;
(c)
the recitals, Schedules and any appendices hereto form part of these Terms and shall have effect as if set out in full in the body of these Terms and any reference to these Terms includes the recitals, Schedules and any appendices hereto;
(d)
clause, schedule and paragraph headings shall not affect the interpretation of these Terms;
(e)
a ‘third party’ and a ‘person’ includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors or permitted assigns;

(f)
a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established;
(g)
the clause headings do not form part of these Terms and are for convenience only and shall not be taken into account in the construction or interpretation of these Terms;
(h)
the expressions “hereunder”, “herein”, “hereof” and “hereto” and similar expressions shall be construed as references to these Terms as a whole and not limited to the particular clause or provision in which the relevant reference appears;
(i)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(j)
words in the singular shall include the plural and vice versa; and
(k)
unless the context otherwise requires, a reference to one gender shall include a reference to the neuter and the other genders.

White Paper

3.
The latest version of the Company’s white paper is available at the following website link: www.daxt.io (the “White Paper”). Important information about the Token and the Token Sale and procedures and specifications are provided in the White Paper, including in particular certain legal considerations, risks and disclosures. By purchasing Tokens, Purchaser acknowledges and accept that Purchaser have read, understood the entirety of the White Paper and have no objection to any of the content contained therein.

Token Sale Procedures and Specifications

4.
Important information about the procedures and material specifications of the Token Sale is provided on the Company’s website www.blockexmarkets.com, including, but not limited to, details regarding the timing and pricing of the Token Sale, the amount of Tokens the Company will sell, and the Company’s anticipated use of the Token Sale proceeds. By purchasing Tokens, Purchaser acknowledges and accept that Purchaser have read, understood these procedures and material specifications and have no objection to the same.

Eligibility

5.
In order to be eligible to participate in the Token Sale and to log into the Token Sale portal to make a purchase, Purchaser will have to undergo the Company’s white-listing process to verify that Purchaser are a unique individual or entity (“White-Listing Process”). On the Token Sale portal via the www.blockexmarkets.com website, Purchaser will be prompted to provide the Company with, amongst other things, Purchaser’s full name or the name of an entity Purchaser represent, address and country of residence, and e-mail address (Purchaser’s “User Credentials”). In addition, Purchaser will be asked to indicate the number of Tokens Purchaser would like to acquire, Purchaser’s Token Receipt Address and Purchaser’s Refund Address (if different). Once Purchaser submit the form with all mandatory information, the Company will process it and send Purchaser an e-mail (the “Welcome E-Mail”) to Purchaser’s e-mail address provided in order to verify it. Purchaser need to have access to Purchaser’s e-mail address in order to verify it. Purchaser will have to click on a unique link (the “Unique Link”) provided in the Company’s e-mail to Purchaser to start Token Sale process. The Company reserves the right to prescribe additional guidance regarding specific wallet requirements for participation in the Token Sale.

Purchase and Sale of Tokens

6.
The Euro standard price per Token during the Sale Period is 1 Euro (the “Standard Price Per Token”).

7.
Subject to clause 9 below, the Euro standard price per Token during the Pre-Sale Period is
0.75 Euro (the “Pre-Sale Price Per Token”).

8.
The Pre-Sale Price Per Token shall only be applicable during the Pre-Sale Period until the Company has sold 30m worth of Tokens at the Pre-Sale Price Per Token. Once the Company has sold 30m worth of Tokens at the Pre-Sale Price Per Token, Tokens shall be sold at the Standard Price Per Token.

9.
While the Pre-Sale Price Per Token and the Price Per Token is set in Euro, Purchaser may pay for Tokens in Bitcoin (BTC) or in Euro (a “Payment Currency”).

10.
In the Welcome E-mail, Purchaser will have an option to follow the Unique Link. Purchaser will be prompted to select a number of Tokens for purchase within stated limits. After Purchaser have selected a number of Tokens, the Token Sale portal will display the Exchange Rate (as defined below) that will be applied to calculate Purchaser’s Purchase Price (as defined in clause 11 below). The Company reserves the right, in its sole discretion, to modify any of the procedures described herein to account for network congestion or other technical challenges.

11.
Purchaser’s quoted “Purchase Price” in the Payment Currency is equal to the number of Tokens Purchaser wish to purchase multiplied by Euro value of the Pre-Sale Price Per Token or the Standard Price Per Token (as applicable) divided by the Exchange Rate (as defined below). The “Exchange Rate” will be the exchange rate fixed by the Company for conversion of non-payment currency into the Payment Currency. When calculating the Exchange Rate between non-payment currency and the Payment Currency, the Company will rely on coinmarketcap.com within approximately from one (1) to twelve (12) hours prior to the time of the start of the Pre-Sale Period or the Sale Period (as the case may be) and this will be published by the Company on the following website: www.daxt.io.

12.
The Purchase Price must be received in full during the Pre-Sale Period or the Sale Period (as the case may be). If the Company has not received the full payment of the Purchase Price in accordance with these Terms within the Pre-Sale Period or the Sale Period (as applicable), the Company reserves the right to void Purchaser’s purchase request and refuse to accept Purchaser’s payment of the Purchase Price. For the avoidance of doubt, the Purchase Price will be deemed to be paid in full once the Company have received three (3) network confirmations of the transaction. The Company reserves the right, in its sole discretion, to modify any of the timelines described herein to account for network congestion or other technical challenges.

13.
Purchaser must pay the Purchase Price by sending the correct quantity of the Payment Currency to the unique wallet address displayed to Purchaser via the Token Sale portal. Purchaser’s purchase is not guaranteed until the Company receives the full amount of the Purchase Price.

14.
Purchaser agrees not to share Purchaser’s User Credentials or Purchaser’s Unique Link provided in the Welcome Email with any other person for the purpose of facilitating their unauthorized access to the Token Sale. If Purchaser do share Purchaser’s User Credentials or Purchaser’s Unique Link with anyone the Company will consider their activities to have been authorised by Purchaser. Purchaser alone are responsible for any acts or omissions that occur during the Token Sale through the use of Purchaser’s User Credentials or Purchaser’s Unique Link. The Company reserves the right to suspend or block Purchaser’s access to the Token Sale upon suspicion of any unauthorized access or use, or any attempt thereof, by anyone using Purchaser’s User Credentials or Purchaser’s Unique Link.

15.
The Company will deliver the quantity of Tokens, either to an ERC-20 wallet notified to the Company the Token Recipient Address or directly to Purchaser’s wallet account with the Company, that Purchaser purchase, within a reasonable period following the end of the Sale Period. Purchased Tokens will be locked for transfer (within the smart contract) (with the exception of one transfer to the Token Recipient Address as above) in accordance with the following:

a.
10% of the Tokens purchased will become transferable to third party wallets (and the lock released) on the date of delivery of such Tokens to the Purchaser;

b.
Thereafter, a further 10% of the total number of Tokens purchased shall become transferable to third party wallets exactly 7 days from the time of delivery under 15a. above, and a further 10% of such number of Tokens after each following 7-day period, until 100% of such Tokens have become transferable.

16.
At any time during the Token Sale and at its sole discretion, the Company may by notice on the following website: www.blockexmarkets.com temporarily or permanently suspend the Token Sale and/or the Token Sale portal for security or other reasons and such suspension shall take effect from the moment of publication of such notice until the same is updated or removed from its website (the “Suspension Period”). Purchaser agrees not to send any contributions in any Payment Currency during such a Suspension Period and accept the risk that any contribution sent during such a Suspension Period may be lost in its entirety. The

Company is not responsible or liable for returning or refunding any losses incurred by Purchaser due to sending a contribution during a Suspension Period.

Intended Purpose and Use of Tokens

17.
The intended purpose of the Tokens is to enable a Token holder to have access to BlockEx ICO’s on BlockEx Markets subject to the relevant number of Tokens being purchased during the Sale Period or held thereafter as more particularly set out in the latest version of the Company’s white paper issued and published by the Company on the following website: www.daxt.io (the “Token Utility”) and to provide such other utility as the Company may in the future decide to in respect of the Tokens subject to compliance with all applicable laws. Purchaser hereby agrees that Purchaser have read the latest version of Company’s white paper which can be found on the following website link www.daxt.io and have understood its content in its entirety. Purchaser hereby also confirm that Purchaser have taken independent legal advice before accepting these Terms. The Token Utility is expected to be provided in due course through an online software platform (the “Platform”) that the Company or one of its affiliates will look to develop. More specifically, Tokens are intended to facilitate the provision of the Token Utility by the Company (or an affiliate of the Company) to the users of the Platform.

18.
The purchase, ownership, receipt, transmission or possession of Tokens carries no rights of whatsoever nature, express or implied, other than the right to use Tokens in accordance with the Token Utility as a means to enable usage of and interaction within the Platform if the Platform is successfully completed and deployed. The Terms shall not and cannot be considered as an invitation to enter into an investment or purchase any Security security or financial instrument. The Terms do not constitute or relate in any way, nor should they be considered, as an offering of Securities securities or financial instruments in any jurisdiction. The Terms do not include or contain any information or indication that might be considered as a recommendation or that might be used to base any investment decision. Tokens are utility tokens and are not intended to be used as an investment. Further, Purchaser must note that Tokens do not represent or confer any ownership right or stake, share, equity or security or equivalent rights, or any right to receive future revenue shares or voting rights or intellectual property rights in the Company or any affiliate thereof. Acquiring Tokens shall not grant any right or influence over the Company’s (or any affiliate thereof) organisation and governance to Purchaser, other than rights relating to the potential future provision and receipt of the Token Utility, subject to the limitations and conditions contained in these Terms and any other terms and conditions that will apply to the usage of the Platform. The Company does not and will not operate or maintain the Platform and as such, the Company has no responsibility or liability for the Platform or any ability to control third parties’ use of the Platform. The Tokens are not intended to be a representation of money (including electronic money), Security, security, commodity, financial instrument, bond, debt instrument or any other kind of financial instrument or investment. Protections offered by the applicable law in relation to the purchase and sale of the aforementioned financial instruments and/or investments do not apply to the purchase and sale of Tokens and neither these Terms nor the White Paper constitute a prospectus or offering document, and are not an offer to sell, nor the solicitation of an offer to buy any investment or financial instrument in any jurisdiction. Tokens should not be acquired in any case or circumstance for speculative or investment purposes with the expectation of making a profit on immediate resale or otherwise.

19.
Any Purchaser agreeing, covenanting or undertaking to acquire Tokens acknowledges and understands that the Company (or any affiliate thereof as applicable) does not provide any promise covenant undertaking guarantee assurance representation or warranty or create any expectation that it will establish complete and/or deploy an operative Platform and therefore neither the Company nor any of its affiliates provide any promise covenant undertaking guarantee assurance representation or warranty create any expectation that the Tokens may at any time be used to purchase any goods or services whatsoever or that the Token Utility or the Platform will be established completed deployed delivered and/or realised. Purchaser acknowledges and understand therefore that the Company, or any affiliate thereof, assumes no liability or responsibility whatsoever or howsoever arising for any loss or damage whatsoever or howsoever (whether actual contingent direct indirect consequential or otherwise) that would result from or relate to the incapacity or inability to use Tokens for any or all of their intended purposes including the Token Utility.

20.
Tokens do not constitute the provision of any goods and/or services or provide any Token Utility as at the date of these Terms.

Possible Migration of Tokens.

21.
The Tokens are being created as ERC-20 tokens on the Ethereum protocol. The Company reserves the right to migrate the ERC-20 based Tokens to another protocol and to generate replacement Tokens on the new protocol in the future, should the Company determine, in its sole discretion, that doing so is necessary or useful to the operation of the Platform.

22.
Should the Company decide to migrate the Tokens, the Company will notify Purchaser via the e-mail address Purchaser provided to the Company at the time of the Token Sale. Purchaser are solely responsible for updating the Company should Purchaser’s contact information change.

Scope of Terms

23.
Unless otherwise stated herein, these Terms govern only Purchaser’s purchase of Tokens from the Company during the Pre-Sale Period and the Sale Period.

24.
Any potential or future use of Tokens in connection with the provision or receipt of any Token Utility or otherwise will be governed by other applicable terms and policies (collectively, the “Service Terms and Policies”). The Service Terms and Policies will be made available at the following website www.daxt.io following the Sale Period. The Company and/or its affiliates may revise and/or update the Service Terms and Policies from time to time at their sole and absolute discretion. In the event of any conflict between these Terms and the Service Terms and Policies, the Service Terms and Policies shall prevail.

Cancellation; Refusal of Purchase Requests

25.
Purchaser’s purchase of Tokens from the Company during the Pre-Sale Period and the Sale Period is final, and there are no refunds or cancellations except as may be required by applicable law or regulation, if any. The Company reserves the right to refuse or cancel Token purchase requests at any time in its sole and absolute discretion. The Company accordingly reserves the right at its sole discretion to refuse to accept Purchaser’s purchase for Tokens after the end of the Sale Period. In such an event, the consideration paid by Purchaser shall be rejected or refunded.

26.
At any time prior to satisfaction of the Pre-Sale Completion Condition and/or the Completion Condition, the Company may either temporarily suspend or permanently abort the Token sale. During any period of suspension or in the event that the Token sale is aborted, Tokens will not be available for purchase and any form of crypto-currency sent by Purchaser to the Company for the purposes of acquiring Tokens shall be returned to Purchaser. To the extent the Company, in its sole discretion, decides to make a refund any refund will be made to the Refund Address in the Payment Currency sent by Purchaser to the Company for the purposes of acquiring Tokens and not in United States Dollars, Euros or any other fiat currency. The Company is not responsible for any delays, losses, costs, non-delivery of refunds or of Tokens, or other issues arising from the failure to provide, or providing an inaccurate or incomplete Refund Address or Token Receipt Address.

Token Creation and Allocation

27.
Important information about the Company’s creation and intended use of the Tokens is set out in the White Paper and at the following website link www.daxt.io. By purchasing Tokens, Purchaser acknowledges that Purchaser have read, understand, and have no objection to the Company’s creation and intended use of the Tokens as described in the White Paper and at the following website link www.daxt.io.

Acknowledgment and Assumption of Risks

28.
Purchaser acknowledges and agrees that there are risks associated with purchasing Tokens, holding Tokens, selling Tokens and/or and using Tokens for providing or receiving Token Utility, as such risks disclosed and explained in Schedule 1 of these Terms. If Purchaser have any questions regarding these risks, please contact the Company at concierge@blockex.com. BY PURCHASING TOKENS, PURCHASER EXPRESSLY ACKNOWLEDGES, ACCEPT AND ASSUME THESE RISKS.

29.
As set out in these Terms, the Tokens are not being structured or sold as Securities securities or any other form of investment product. Accordingly, none of the information presented in these Terms is intended to form the basis for any investment decision, and no specific recommendations are made or intended. The Company expressly disclaims any and all responsibility for any direct or consequential loss or damage of any kind whatsoever arising directly or indirectly from: (i) reliance on any information contained in the Terms, (ii) any error, omission or inaccuracy in any such information or (iii) any action resulting from such information.

Security

30.
Purchaser are responsible for implementing all reasonable and appropriate measures for securing the wallet, vault or other storage mechanism Purchaser use to receive and hold Tokens that Purchaser purchase from the Company, including any requisite private key(s) or other credentials necessary to access such storage mechanism(s). If Purchaser’s private key(s) or other access credentials are lost, Purchaser may lose access to Purchaser’s Tokens. The Company shall not be responsible for any security measures relating to Purchaser’s receipt, possession, storage, transfer or potential future use of Tokens nor is the Company under any obligation to recover any Tokens and the Company hereby excludes (to the fullest extent permitted under applicable law) any and all liability for any security breaches or other acts or omissions which result in Purchaser’s loss of (including Purchaser’s loss of access to) Tokens. The Company shall not be responsible or liable for any losses, costs, or expenses relating to any lost access credentials.

Personal Information

31.
The Company may determine, in its sole and absolute discretion, that it needs to undertake due diligence on certain prospective purchasers of Tokens. As part of the Company’s due diligence process it may request that Purchaser send the Company certain information about Purchaser. Purchaser agrees to provide the Company with such information promptly upon request, and Purchaser acknowledges and accept that the Company may refuse to sell Tokens to Purchaser until Purchaser provide such requested information in a form that is satisfactory to the Company and until the Company has determined that it is permissible to sell Purchaser Tokens under applicable laws or regulations.

Taxes

32.
The Purchase Price is exclusive of all applicable taxes. Purchaser are solely responsible for determining what, if any, taxes apply to Purchaser’s purchase of Tokens, including, but not limited to: sales, use, value added, and any other taxes that may be applicable. It is also Purchaser’s sole responsibility to withhold, collect, report, pay, settle and/or remit the correct taxes to the appropriate tax authorities in such jurisdiction where Purchaser may be liable to pay tax. The Company is not responsible for withholding, collecting, reporting, paying, settling and/or remitting any sales, use, value added, or any other tax arising from Purchaser’s purchase of Tokens.

Representations and Warranties

33.
By purchasing Tokens, Purchaser hereby represent and warrant to the Company and agrees and acknowledges that:
(a)
Purchaser have read and understood these Terms;
(b)
PURCHASER ACKNOWLEDGES AND AGREES THAT THERE ARE RISKS ASSOCIATED WITH PURCHASING TOKENS, OWNING TOKENS, TRANSFERRING TOKENS, SELLING TOKENS AND USING TOKENS FOR THE PROVISION OR RECEIPT OF SERVICES (INCLUDING THE TOKEN UTILITY) ON THE PLATFORM INCLUDING (BUT NOT NECESSARILY LIMITED TO) THE RISKS DESCRIBED IN SCHEDULE 1 HERETO;
(c)
Purchaser have sufficient understanding of technical and business matters (including those that relate to the Token Utility and the Platform), the functionality, usage, storage, transmission mechanisms and other material characteristics of cryptographic tokens, token storage mechanisms (such as token wallets), blockchain technology and blockchain-based software systems to understand these Terms and to appreciate the risks and implications of purchasing the Tokens;

(d)
Purchaser understand the restrictions and risks associated with the creation of Tokens as set forth herein, and acknowledges and assume all such risks;
(e)
Purchaser have obtained sufficient information about the Company, the Company’s officers and agents and representatives and about the Tokens to make an informed decision to purchase the Tokens;

(f)
Purchaser understand that the Tokens confer only the potential future right to receive Token Utility and confer no other rights of any form with respect to the Platform, the Company, or any affiliate thereof including, but not limited to, any voting, distribution, redemption, liquidation, proprietary (including all forms of intellectual property), or other financial or legal rights;

(g)
The Tokens do not constitute shares or equities or Securities securities Financial Instruments financial instruments or investments in any form in any jurisdiction;
(h)
The information available on the White Paper and at the following website: www.daxt.io (including these Terms) (the “Available Information”) does not constitute a prospectus or offer document of any sort and is not intended to constitute an offer of securities in any jurisdiction or a solicitation for investment in securities and Purchaser are not bound to enter into any contract or binding legal commitment and no cryptocurrency or other form of payment is to be accepted on the basis of the Available Information;
(i)
No regulatory authority has examined or approved of the Available Information, no action has been or will be taken under the laws, regulatory requirements or rules of any jurisdiction and the publication, distribution or dissemination of all or any part of the Available Information to Purchaser does not imply that the applicable laws, regulatory requirements or rules have been complied with;

(j)
The Available Information, the undertaking and/or the completion of the Token Sale, or future trading of the Tokens on any exchange or market (regulated, unregulated, primary, secondary or otherwise), shall not be construed, interpreted or deemed by Purchaser as an indication of the merits of the Company, the Tokens, the Token Sale, the Platform and/or the Available Information;
(k)
The distribution or dissemination of the Available Information any part thereof or any copy thereof, or acceptance of the same by Purchaser, is not prohibited or restricted by the applicable laws, regulations or rules in Purchaser’s jurisdiction, and where any restrictions in relation to possession of the Available Information are applicable, Purchaser have observed and complied with all such restrictions at Purchaser’s own expense and without liability to the Company;
(l)
In the case where Purchaser wish to purchase any Tokens, the Tokens are not to be construed, interpreted, classified or treated as: (i) any kind of currency or commodity; (ii) debentures, stocks or shares issued by any person or entity (whether the Company or otherwise); (iii) rights, options or derivatives in respect of such debentures, stocks or shares; (iv) rights under a contract for differences or under any other contract the purpose or pretended purpose of which is to secure a profit or avoid a loss; (v) units in a collective investment scheme; (vi) units in a business trust;

(vii) derivatives of units in a business trust; (viii) any other security or class of securities; or (ix) any type of investment (as such term is defined by the Financial Services (Investments and Fiduciary Services) Act 1989-47 of Gibraltar (as amended or re-enacted from time to time) or as such term might be construed under similar legislation in any other part of the world);
(m)
Purchaser are purchasing Tokens to potentially receive the Token Utility on the Platform at a future point in time being aware of the commercial risks associated with the Company and the Platform; Purchaser are not purchasing Tokens for any other uses or purposes, including, but not limited to, any investment, speculative or other financial purposes;
(n)
Purchaser’s purchase of Tokens complies with applicable law and regulation in Purchaser’s jurisdiction or in any jurisdiction the laws of which Purchaser may be subject to including, but not limited to, (i) legal capacity and any other threshold requirements in Purchaser’s jurisdiction for the purchase of the Tokens and entering into contracts with the Company, (ii) any foreign exchange or regulatory restrictions applicable to such purchase, and (iii) any governmental or other consents that may need to be obtained;

(o)
Purchaser’s purchase of Tokens shall be made in full compliance with any and all applicable legal and tax obligations to which Purchaser may be subject in any relevant jurisdiction;
(p)
If Purchaser are purchasing Tokens on behalf of any entity, Purchaser are authorised to accept these Terms on such entity’s behalf and that such entity will be responsible for any breach of these Terms by Purchaser or any other employee or agent of such entity (references to “Purchaser” or “Purchaser” in these Terms refer to Purchaser and such entity, jointly);
(q)
Purchaser are not citizen, lawful or permanent resident of or domiciled in Singapore, China or in any jurisdiction or country where the offer for sale or purchase or sale or possession or distribution of Tokens or use would be contrary to any law or regulation, or which would subject the Company, including its affiliates, or any of their products or services to any registration, licensing or other authorisation requirement within such jurisdiction or country;

(r)
Purchaser are not (i) a citizen or resident of a geographic area in which access to or use of the Tokens, the offer for sale of the Tokens, the sale of the Tokens and/or the acceptance of delivery of the Tokens is prohibited by applicable law, decree, regulation, treaty, or administrative act, (ii) a citizen or resident of, or located in, a geographic area that is subject to the U.S. or other sovereign country sanctions or embargoes, or (iii) an individual, or an individual employed by or associated with an entity, identified on the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals or Blocked Persons Lists, or the U.S. Department of State’s Debarred Parties List. Purchaser agrees that if Purchaser’s country of residence or other circumstances change such that the above representations are no longer accurate, that Purchaser will immediately cease using the Tokens and the Platform. If Purchaser is registering to purchase hold sell or use the Tokens or the Platform on behalf of a legal entity, Purchaser further represent and warrant that (i) such legal entity is duly organised and validly existing under the applicable laws of the jurisdiction of its organisation, and (ii) Purchaser are duly authorized by such legal entity to act on its behalf;
(s)
Purchaser live in a jurisdiction that allows the Company to offer and sell the Tokens and does not prohibit Purchaser from participating through a token sale without requiring any local authorisation;

(t)
Making a contribution and receiving Tokens under these Terms is not unlawful or prohibited under the laws of Purchaser’s jurisdiction or under the laws of any other jurisdiction to which Purchaser may be subject and any contribution shall be made in full compliance with applicable laws (including, but not limited to, in compliance with any tax obligations to which Purchaser may be subject in any relevant jurisdiction);
(u)
If Purchaser’s country of residence or other circumstances change such that the above representations are no longer accurate, that Purchaser will immediately cease using the Tokens and/or the Token Utility;
(v)
Any contribution to be made by Purchaser for the purchase of Tokens is not derived from or related to any unlawful activities, including but not limited to money laundering or terrorist financing activities;

(w)
Purchaser shall not use the Tokens to finance, engage in, or otherwise support any unlawful activities;

(x)
Purchaser’s Payment Currency shall be transferred to the Company from a digital wallet that: (i) is registered in Purchaser’s name or in the name of a person who is duly authorised by Purchaser to transfer the Payment Currency and is eligible to do so under clause 5; or (ii) is not located in or that is not registered in the name of a person located in or resident of any country or territory that has been designated by the Financial Act ion Task Force as a “non-cooperative country or territory”;
(y)
If Purchaser are an individual, Purchaser are at least 18 years of age and have sufficient legal capacity to accept these Terms and enter into a binding Agreement with the Company;
(z)
The acceptance by Purchaser of these Terms and the entry into a binding Agreement with the Company will not result in any violation of, be in conflict with, or constitute a material default under: (i) any provision of Purchaser’s constitutional or organisational documents (if applicable); (ii) any provision of any judgment, decree or order to which Purchaser are a party, by which Purchaser are bound or to which any of Purchaser’s material assets are subject; and/or (iii) any material Agreement , obligation, duty or commitment to which Purchaser are a party or by which Purchaser are bound; and

(aa) Purchaser are not the subject of any sanctions administered or enforced by any country, government or international authority nor are Purchaser resident or established (in the case of a corporate entity) in a country or territory that is the subject of a country-wide or territory wide sanction imposed by any country or government or international authority.

Waiver, Release and Indemnity

34.
Purchaser hereby irrevocably and unconditionally waive, release and discharge the Company and its past, present and future employees, officers, directors, contractors, consultants, equity holders, suppliers, vendors, service providers, parent companies, subsidiaries, affiliates, agents, representatives, joint ventures, predecessors, successors and assigns (the “Company Parties”) from all and any Claims which Purchaser have or may at any time have against any of the Company Parties.

35.
To the fullest extent permitted by applicable law, Purchaser also release the Company and the Company Parties from all and any responsibility, Losses, Claims, of every kind and nature, known and unknown (including, but not limited to, claims of negligence), arising out of or related to disputes between users and the acts or omissions of third parties. Purchaser expressly waive any rights Purchaser may have under any statute or common law principles that would otherwise limit the coverage of this release to include only those claims which Purchaser may know or suspect to exist in Purchaser’s favour at the time of agreeing to this release.

36.
To the fullest extent permitted by applicable law, Purchaser will fully and effectively indemnify, defend and hold harmless the Company and the Company Parties from and against any and all Claims and Losses that arise from or relate to: (i) Purchaser’s understanding and interpretation of and/or reliance on the Available Information; (ii) Purchaser’s purchase possession, transmission and/or use of Tokens; (iii) Purchaser’s responsibilities or obligations under these Terms; (iv) Purchaser’s violation of these Terms;
(v) Purchaser’s violation of any rights of any other person or entity; (vi) any failure or inability of the Company to develop or deliver or deploy the Token Utility and/or the Platform; (vii) Purchaser’s use or inability to use at any time the Tokens or the Platform;

(viii) any security risk or security breach or security threat or security attack or any theft or loss of data including but not limited to hacker attacks, losses of password, losses of private keys, or anything similar; (ix) any mistakes or errors in code, text, or images involved in the Token Sale or in any of the Available Information; (x) any information contained in or omitted from the Available Information; (xi) the volatility in pricing of Tokens in any countries and/or on any exchange or market (regulated, unregulated, primary, secondary or otherwise); and (xii) Purchaser’s failure to properly secure any private key to a wallet containing Tokens.

37.
The Company reserves the right to exercise sole control over the defence, at Purchaser’s expense, of any Claim subject to the indemnity by Purchaser contained in clause 36 (the “Indemnity”). The Indemnity is in addition to, and not in lieu of, any other indemnities set forth in the White Paper or in any written Agreement between Purchaser and the Company.

38.
Purchaser agrees and acknowledges that the Company is not liable for any direct indirect special incidental consequential or other losses of any kind in tort contract or otherwise (including but not limited to loss of revenue income or profits or loss of use or data or loss of reputation or loss of any economic or other opportunity of whatsoever nature or howsoever arising) arising out of or in connection with any acceptance of or reliance on the Available Information or any part thereof by Purchaser.

Limitation of Liability

39.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW: (I) UNDER NO CIRCUMSTANCES WILL THE COMPANY OR ANY OF THE COMPANY PARTIES BE LIABLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY LOSS OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, WHERE RELATED TO LOSS OF REPUTATION LOSS OF REVENUE, INCOME OR PROFITS, LOSS OF USE OR DATA, OR DAMAGES FOR BUSINESS INTERRUPTION) ARISING OUT OF OR IN ANY WAY RELATED TO THE PURCHASE, SALE OR USE OF THE TOKENS OR OTHERWISE RELATED TO THESE TERMS, REGARDLESS OF THE CAUSE OR FORM OF ACTION, WHETHER BASED IN CONTRACT, TORT (INCLUDING, BUT NOT LIMITED TO, SIMPLE NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), OR ANY OTHER LEGAL OR EQUITABLE BASIS (EVEN IF THE PARTIES OR ANY OF THE COMPANY PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES AND REGARDLESS OF WHETHER SUCH LOSSES WERE FORESEEABLE); AND (II) UNDER NO CIRCUMSTANCES WILL THE AGGREGATE LIABILITY OF COMPANY AND THE COMPANY PARTIES (JOINTLY), WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED), OR OTHER LEGAL OR EQUITABLE BASIS, ARISING OUT OF OR RELATING TO THESE TERMS OR THE USE OF OR INABILITY TO USE THE TOKENS, EXCEED THE AMOUNT PURCHASER PAY TO THE COMPANY FOR THE ACQUISITION OF TOKENS. THE LIMITATIONS SET FORTH HEREIN WILL NOT LIMIT OR EXCLUDE LIABILITY FOR THE GROSS NEGLIGENCE, FRAUD OR INTENTIONAL, WILLFUL OR RECKLESS MISCONDUCT OF COMPANY.

40.
Some jurisdictions do not allow the limitation or exclusion of liability for incidental or consequential damages. Accordingly, some of the limitations of clause 39 may not apply to Purchaser.

Disclaimers

41.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO THE MAXIMUM EXTENT THAT THIS DISCLAIMER APPLIES TO PURCHASER AND EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED IN WRITING BY THE COMPANY: (A) THE TOKENS ARE SOLD ON AN “AS IS” AND “AS AVAILABLE” BASIS, WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND WHATSOEVER, AND THE COMPANY EXPRESSLY DISCLAIMS ALL IMPLIED REPRESENTATIONS AND/OR WARRANTIES AS TO THE TOKENS, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT; (B) THE COMPANY DOES NOT REPRESENT OR WARRANT THAT THE TOKENS ARE RELIABLE, CURRENT OR ERROR-FREE, MEET PURCHASER’S REQUIREMENTS, OR THAT DEFECTS IN THE TOKENS WILL BE CORRECTED; AND (C) THE COMPANY CANNOT AND DOES NOT REPRESENT OR WARRANT THAT THE TOKENS OR THE DELIVERY MECHANISM FOR TOKENS ARE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS.

42.
The Company does not make or purport to make, and hereby disclaims, any representation warranty undertaking or covenant in any form whatsoever to Purchaser and to any entity or person.

43.
Some jurisdictions do not allow the exclusion of certain warranties or disclaimer of implied terms in contracts with consumers, so some or all of the exclusions of warranties and disclaimers in clause 41 may not apply to Purchaser.

44.
Neither these Terms nor the Whitepaper constitute a prospectus or offering document, and are not an offer to sell, nor the solicitation of an offer to buy any investment or financial instrument in any jurisdiction. Tokens should not be acquired for speculative or investment purposes with the expectation of making a profit on immediate or future re-sale.

45.
No regulatory authority has examined or approved of any of the information set out in these Terms and/or the Whitepaper. No such action has been or will be taken under the laws, regulatory requirements or rules of any jurisdiction. The publication, distribution or dissemination of these Terms and/or the Whitepaper does not imply that applicable laws, regulatory requirements or rules have been complied with.

Dispute Resolution. Arbitration

46.
PLEASE READ THE FOLLOWING CLAUSES CAREFULLY BECAUSE THEY CONTAINS CERTAIN PROVISIONS, SUCH AS A BINDING ARBITRATION CLAUSE AND CLASS ACTION WAIVER, WHICH AFFECT PURCHASER’S LEGAL RIGHTS. THIS SECTION REQUIRES PURCHASER TO ARBITRATE CERTAIN DISPUTES AND CLAIMS WITH COMPANY AND LIMITS THE MANNER IN WHICH

PURCHASER CAN SEEK RELIEF FROM THE COMPANY AND THE COMPANY PARTIES.

47.
Binding Arbitration. Except for any disputes, Claims, suits, actions, causes of action, demands or proceedings (collectively, “Disputes”) in which either Purchaser or the Company seeks injunctive or other equitable relief for the alleged unlawful use of intellectual property, including, without limitation, copyrights, trademarks, trade names, logos, trade secrets or patents, Purchaser and the Company (i) save as expressly provided herein, waive Purchaser’s respective rights to have any and all Disputes arising from or related to these Terms resolved in any court, and (ii) waive Purchaser’s respective rights to a jury trial. Instead, Purchaser and the Company will arbitrate Disputes through binding arbitration (which is the referral of a Dispute to one or more persons charged with reviewing the Dispute and making a final and binding determination to resolve it instead of having the Dispute decided by a judge or jury in court) as provided in these Terms.

48.
No Class Arbitrations. Class Actions or Representative Actions. Any Dispute arising out of or related to these Terms is personal to Purchaser and the Company and will be resolved solely through individual arbitration and will not be brought as a class arbitration, class action or any other type of representative proceeding. There will be no class arbitration or arbitration in which an individual attempts to resolve a Dispute as a representative of another individual or group of individuals. Further, a Dispute cannot be brought as a class or other type of representative action, whether within or outside of arbitration, or on behalf of any other individual or group of individuals.

49.
Gibraltar Arbitration Act. The enforceability of clauses 46 to 52 (inclusive) (Dispute Resolution. Arbitration) will be both substantively and procedurally governed by and construed and enforced in accordance with the Gibraltar Arbitration Act 1895, to the maximum extent permitted by applicable law.

50.
Notice; Informal Dispute Resolution. Each Party will notify the other in writing of any Dispute within thirty (30) days of the date it arises, so that the other Party may attempt in good faith to resolve the Dispute informally. Notice to the Company shall be sent by e-mail to the Company at concierge@blockex.com . Notice to Purchaser shall be either posted on the Company’s website or, if available, will be sent by email to any email address Purchaser provide the Company during the Token Sale. Purchaser’s notice must include (i) Purchaser’s name, postal address, email address and telephone number, (ii) a description in reasonable detail of the nature or basis of the Dispute, and (iii) the specific relief that Purchaser are seeking. If Purchaser and the Company cannot agree how to resolve the Dispute within thirty (30) days after the date the notice is received by the applicable party, then either Purchaser or the Company may, as appropriate and in accordance with clauses 46 to 52 (inclusive) (Dispute Resolution. Arbitration), commence an arbitration proceeding or, to the extent specifically provided for in clauses 46 to 52 (inclusive) (Dispute Resolution. Arbitration), file a claim in court.

51.
Process. Any arbitration will occur in Gibraltar and will be in the English language. The arbitration will be conducted confidentially by a single arbitrator appointed in accordance with the Gibraltar Arbitration Act, which is hereby incorporated by reference. The courts of competent jurisdiction located in Gibraltar will have exclusive jurisdiction over any appeals and the enforcement of an arbitration decision or award.

52.
Authority of Arbitrator. Subject to the Gibraltar Arbitration Act and these Terms, the arbitrator will have (i) the exclusive authority and jurisdiction to make all procedural and substantive decisions regarding a Dispute, including the determination of whether a Dispute is arbitrable, and (ii) the authority to grant any remedy that would otherwise be available in court, provided, however, that the arbitrator does not have the authority to conduct a class arbitration or a representative or class action, which is expressly prohibited by these Terms. The arbitrator may only conduct an individual arbitration and may not consolidate more than one individual’s claims, preside over any type of class or representative proceeding or preside over any proceeding involving more than one individual.

Governing Law and Jurisdiction

53.
These Terms will be governed by and construed and enforced in accordance with the laws of Gibraltar, without regard to conflict of law rules that would cause the application of the laws rules or principles of any other jurisdiction. Any Dispute between the Parties arising out of or relating to these Terms or its subject matter or formation (including non-contractual Disputes or claims) that is not subject to arbitration will be resolved exclusively in the courts of Gibraltar.

Severability

54.
If any term clause or provision of these Terms or any part of any term, clause or provision of these Terms is held unlawful void or unenforceable or becomes invalid or illegal it shall be severable from these Terms and will not affect the validity or enforceability of any remaining part of that term, clause or provision, or any other term, clause or provision of these Terms.

55.
If any term clause or provision of these Terms or any part of any term, clause or provision of these Terms is held unlawful void or unenforceable or becomes invalid or illegal it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under these Terms shall not affect the validity and enforceability of the rest of the Terms.

Data Protection.

56.
As part of the White-Listing Process, the Company may request certain information from Purchaser, such as Purchaser’s User Credentials and additional user information, as well as additional information in order to verify Purchaser’s identity. This may require the Company to request documents to include, but not be limited to, certified copies of documents verifying: (i) Purchaser’s identity; (ii) Purchaser’s address; (iii) the source of Purchaser’s wealth; (iv) the source of funds used for the purposes of acquiring Tokens; and

(v) any other documents or data from which Purchaser can be identified. Purchaser’s User Credentials, additional user information as well as the items referred to in sub-paragraphs (i) to (v) of this clause 56 shall hereinafter be referred to as Purchaser’s “Personal Data”.

57.
The Company will not disclose Purchaser’s Personal Data except as expressly permitted under these Terms and otherwise only with Purchaser prior consent. However, the Company may be required to disclose Purchaser’s Personal Data and/or certain other information about Purchaser to relevant competent authorities to the extent required by law or by an

Order of a Court or competent authority. By accepting these Terms, Purchaser expressly agrees and consent to Purchaser’s Personal Data being disclosed to such third parties to any extent required for the purposes of compliance with applicable law.

58.
The Company will process Purchaser’s Personal Data in accordance with the Data Protection Act 2004, as may be amended (the “Data Protection Act”), and Purchaser agrees that the Company, as the data controller, may directly or through the Company’s service providers or agents process Purchaser ‘s Personal Data for any one or more of the following purposes:
(a)
the purchase of the Tokens pursuant to these Terms;
(b)
providing Purchaser with information about the Company and its products and range of services;
(c)
compliance with relevant ‘Know Purchaser’s Client’ and Anti-Money Laundering requirements under applicable law;
(d)
management of enquiries and complaints;
(e)
processing of transactions related to the Token Sale;

(f)
opening, maintaining or operating a bank account in the Company’s name;
(g)
subject to clauses 56 to 61 (inclusive) (Data Protection), resolving any disputes with Purchaser;
(h)
producing summary information for statistical, regulatory and audit purposes; or
(i)
any other reasonable purposes in accordance with applicable law.

59.
Under the Data Protection Act Purchaser have a right to access Purchaser’s Personal Data held by the Company, and it is Purchaser’ responsibility to inform the Company of any changes to Purchaser’s Personal Data to ensure such data remains accurate. Purchaser also have a right to object to Purchaser’s Personal Data being processed for the purposes of direct marketing. Purchaser agrees to provide a written request to the Company should Purchaser wish to enforce these rights.

60.
Purchaser agrees that the Company may, for the purposes set out in clause 58, permit the transfer of Purchaser’s Personal Data to any jurisdiction, whether or not inside the European Economic Area, and that by accepting these Terms Purchaser are authorizing and expressly consent to the processing of Purchaser’s Personal Data by the Company, its agents and/or its service providers, provided that where Purchaser’s Personal Data is processes by entities other than the Company, its agents or its service providers, the Company shall seek Purchaser’s prior written consent in respect of such processing.

61.
Purchaser acknowledges, accept and understand that these Terms, insofar as they relate to the controlling and processing of Purchaser’s Personal Data by the Company and/or its agents or service providers are only relevant to the processing of Purchaser’s Personal Data for the purposes set out in clause 58, and that Purchaser may be requested to sign and/or agrees to a separate and additional Agreement and/or additional terms and conditions (any of these a “Supplementary Agreement ” and together “Supplementary Agreement (s)”) in order to access any future Platform or service or application and/or use the Tokens and/or provide or receive the Token Utility or otherwise use and interact with the Platform. Such Supplementary Agreement (s) will govern the Terms under which Purchaser’s Personal Data is collected, stored and processed (as well as Purchaser’s individual rights under applicable data protection laws) in connection with Purchaser’s use of the Platform and/or the Tokens.

Miscellaneous

62.
These Terms and the Available Information constitute the entire Agreement between Purchaser and the Company relating to Purchaser’s purchase of Tokens from the Company. In the event of any conflict between these Terms and the Available Information, these Terms will prevail.

63.
The Company may make changes to these Terms from time to time (including during the Token Sale) as reasonably required to comply with applicable law or regulation. If the Company makes such changes, it will post the amended Terms at the following website: www.daxt.io. It shall be Purchaser’s obligation to ensure Purchaser are aware of the latest version of these Terms during the Token Sale. The amended Terms will be effective immediately.

64.
The Company may assign its rights and obligations under these Terms without Purchaser’s consent.

65.
The Company’s failure to exercise or enforce any right or provision of these Terms will not operate as a waiver of such right or provision. The Company will not be liable for any delay or failure to perform any obligation under these Terms where the delay or failure results from any cause beyond the Company’s reasonable control.

66.
Purchasing Tokens from the Company does not create any form of partnership, joint venture or any other similar relationship between Purchaser and the Company.

67.
Except as otherwise provided herein, these Terms are intended solely for the benefit of Purchaser and the Company and are not intended to confer third-party beneficiary rights upon any other person or entity.

68.
Purchaser agrees and acknowledges that all Agreement s, notices, disclosures, and other communications that the Company provides to Purchaser, including these Terms, will be provided in electronic form.

69.
Purchaser and the Company acknowledges that, in accepting these Terms, neither Purchaser nor the Company do so on the basis of, and do not rely on, any representation, warranty or other provision except as expressly provided therein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

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Schedule 1
(Risks relating purchasing, holding, selling and/or using Tokens)

Important Note: Purchaser should carefully consider and evaluate each of the following risk factors and all other information contained in these Terms before deciding to participate in the Token Sale. To the best of the Company’s knowledge and belief, all risk factors which are material to Purchaser in making an informed judgment to participate in the Token Sale have been set out below. If any of the following considerations, uncertainties or material risks develops into actual events, the business, financial position and/or results of operations of the Company and the maintenance and level of usage of the Tokens could be materially and adversely affected. In such cases, the trading price of Tokens (in the case where they are listed on an exchange or market (regulated, unregulated, primary, secondary or otherwise)) could decline due to any of these considerations, uncertainties or material risks, and Purchaser may lose all or part of Purchaser’s Tokens or the economic value thereof.

Important Note: As set out in these Terms, the Tokens are not being structured or sold as Securities securities Financial Instruments financial instruments or any other form of investment product. Accordingly, none of the information presented in these Terms (including this Schedule 1) is intended to form the basis for any investment decision, and no specific recommendations are made or intended. The Company expressly disclaims any and all responsibility for any direct or consequential loss or damage of any kind whatsoever arising directly or indirectly from: (i) reliance on any information contained in these Terms or in the Available Information, (ii) any error, omission or inaccuracy in any such information, or (iii) any action resulting from such information.

By purchasing, holding and using Tokens, Purchaser expressly acknowledges understand and assume the following risks:

Risk of Losing Access to Tokens Due to Loss of Private Key(s)
1.
A private key, or a combination of private keys, is necessary to control and dispose of Tokens stored in Purchaser’s digital wallet or vault. Accordingly, loss of requisite private key(s) associated with Purchaser’s digital wallet or vault storing Tokens may result in loss of such Tokens. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a hosted wallet service Purchaser use, may be able to misappropriate Purchaser’s Tokens. Any errors or malfunctions caused by or otherwise related to the digital wallet or vault Purchaser choose to receive and store Tokens, including Purchaser’s own failure to properly maintain or use such digital wallet or vault, may also result in the loss of Purchaser’s Tokens. Additionally, Purchaser’s failure to precisely follow the procedures set forth in for buying and receiving Tokens, including, for instance, if Purchaser provide an incorrect Token Receipt Address, or provides an address that is not ERC-20 compatible, may result in the loss of Purchaser’s Tokens.

Risks Associated with the Ethereum Protocol
2.
Because Tokens and the Platform are based on the Ethereum protocol, any malfunction, breakdown or abandonment of the Ethereum protocol may have a material adverse effect on the Platform or Tokens and their value. Moreover, advances in cryptography, or technical advances such as the development of quantum computing, could present risks to the Tokens and the Platform by rendering ineffective the cryptographic consensus mechanism that underpins the Ethereum protocol. Smart contract concepts, the underlying software application and software platform (i.e. the Ethereum blockchain) is still in an early development stage and unproven. There is no warranty or assurance that the process for creating Tokens will be uninterrupted or error-free and there is an inherent risk that the software could contain defects, weaknesses, vulnerabilities, viruses or bugs causing, amongst other things, the complete loss of Payment Currency contributions and/or Tokens.

Risk of Mining Attacks
3.
As with other decentralized cryptographic tokens based on the Ethereum protocol, the Tokens are susceptible to attacks by miners in the course of validating Token transactions on the Ethereum blockchain, including, but not limited, to double-spend attacks, majority mining power attacks, and selfish-mining attacks. Any successful attacks present a risk to the Platform and the Tokens, including, but not limited to, accurate execution and recording of transactions involving Tokens. Purchaser understand and accept that the network of miners will ultimately be in control of the delivery of the tokens via the smart contract mechanism, and that a majority of miners could agree at any point to make changes, updates, modifications to, or effect a deletion or destruction of the smart contract mechanism, and that such a scenario could lead to the Tokens losing intrinsic value and/or functionality.

Risk of Hacking and Security Weaknesses
4.
Hackers or other malicious groups or organizations may attempt to interfere with the Platform or the Tokens in a variety of ways, including, but not limited to, malware attacks, denial of service attacks, consensus-based attacks, Sybil attacks, smurfing and spoofing. Furthermore, because the Platform is based on open-source software, there is a risk that a third party or a member of the Company’s team may intentionally or unintentionally introduce weaknesses into the core infrastructure of the Platform, which could negatively affect the Platform and the Tokens and their value including the Token Utility.

Risks Associated with Markets for Tokens
5.
The Tokens are intended to be used solely on the Platform and the Company may not enable or otherwise facilitate any secondary trading or external valuation of Tokens. This may restrict the contemplated avenues for using Tokens to the provision or receipt of the Token Utility, and could therefore create illiquidity risk with respect to any Tokens Purchaser own. Even if secondary trading of Tokens is facilitated by third-party exchanges, such exchanges may be relatively new and subject to little or no regulatory oversight, making them more susceptible to fraud or manipulation. Furthermore, to the extent that third parties do ascribe an external exchange value to Tokens (e.g., as denominated in a digital or fiat currency), such value may be extremely volatile and diminish to zero. If Purchaser are purchasing the Tokens as a form of investment on a speculative basis or otherwise, or for a financial purpose, with the expectation or desire that their inherent, intrinsic or cash-equivalent value may increase with time, Purchaser assume all risks associated with such speculation or actions, and any errors associated therewith, and accept that the Tokens are not offered by the Company or its affiliates on an investment or speculative basis. Purchaser further acknowledges that any funds Purchaser consider to be invested in the Company, the Platform or the Tokens will not be protected, guaranteed or reimbursed by any governmental, regulatory or other entity, and will not, for instance be guaranteed by the Gibraltar Deposit Guarantee Scheme, the Gibraltar Investor Compensation Scheme, and is unlikely to be protected by any equivalent scheme in a jurisdiction outside of Gibraltar.

Risks Associated with Uncertain Regulations and Enforcement Actions
6.
Blockchain technology allows new forms of interaction and that it is possible that certain jurisdictions will apply existing regulations on, or introduce new regulations addressing, blockchain technology based applications, which may be contrary to the current setup of the smart contract implemented in the Token Sale and which may, inter alia, result in substantial modifications to the smart contract and/or the Platform and/or the Token Utility, including its termination and the loss of Purchaser’s Tokens. Additionally, regulation of the business of the Company may be uncertain in various jurisdictions owing to the potential crossovers between the treatment of the business of the Company across financial services and blockchain technology laws and regulations. It is not known what regulatory framework the proposed Platform or Token Utility and associated applications will be caught by, the nature and obligations that will be imposed on Company in order to comply with any such regulatory framework or when/if Company will even be able to apply to be regulated so that it may lawfully carry out its proposed business activities.

Risk of Uninsured Losses

7.
Unlike bank accounts or accounts at some other financial institutions, Tokens are uninsured unless Purchaser specifically obtain private insurance to insure them. Thus, in the event of loss or loss of utility value, there is no public insurer or private insurance arranged by the Company, to offer any recourse whatsoever to Purchaser.

Risks Associated with Uncertain Regulations and Enforcement Actions
8.
The regulatory status of the Tokens and distributed ledger technology is unclear or unsettled in many jurisdictions. It is difficult to predict how or whether regulatory agencies may apply existing regulation with respect to such technology and its applications, including the Platform and the Tokens. It is likewise difficult to predict how or whether legislatures or regulatory agencies may implement changes to law and regulation affecting distributed ledger technology and its applications, including the Platform and the Tokens. Regulatory actions could negatively impact the Platform and the Tokens in various ways, including, for purposes of illustration only, through a determination that Tokens are a regulated financial instrument that require registration or licensing. The Company may cease operations in a jurisdiction in the event that regulatory actions, or changes to law or regulation, make it illegal to operate in such jurisdiction, or commercially undesirable to obtain the necessary regulatory approval(s) to operate in such jurisdiction.

Risks Arising from Taxation
9.
The tax characterization of Tokens is uncertain. Purchaser must seek Purchaser’s own tax advice in connection with purchasing, holding and utilizing Tokens, which may result in adverse tax consequences to Purchaser, including, without limitation, withholding taxes, transfer taxes, value added taxes, income taxes and similar taxes, levies, duties or other charges and tax reporting requirements.

Risk of Alternative Networks
10.
It is possible that alternative networks could be established in an attempt to facilitate services that are materially similar to the Token Utility. The Platform may compete with these alternative networks, which could negatively impact the Platform the Token Utility and/or Tokens and their respective value.

Risk of Insufficient Interest in the Platform or Distributed Applications

11.
It is possible that the Platform will not be used by a large number of individuals, companies and other entities or that there will be limited public interest in the creation and development of distributed ecosystems (such as the Platform) more generally. Such lack of use or interest could negatively impact the development of the Platform and therefore the potential utility of Tokens. including the Token Utility. The creation and issue of the Tokens and the development of the Platform may be abandoned for a number of reasons, including lack of interest from the public, lack of funding, lack of commercial success or prospects (e.g. caused by competing projects). Purchaser therefore understand and accept that there is no warranty or assurance that, even if the Platform is partially or fully developed and launched, Purchaser will receive any benefits through the Tokens that Purchaser hold.

Risks Associated with the Development and Maintenance of the Platform
12.
The Platform is yet to be developed and may undergo significant changes over time during its development. Although the Company intends for the Tokens and Platform to follow the specifications set forth in the White Paper, and will take commercially reasonable steps toward those ends (subject to internal business description), the Company may have to make changes to the specifications of the Tokens or Platform for any number of legitimate reasons. This could create the risk that the Tokens or Platform, as further developed and maintained, may not meet Purchaser’s expectations at the time of purchase. Furthermore, despite the Company’s good faith efforts to develop and maintain the Platform, it is still possible that the Platform will experience malfunctions or otherwise fail to be adequately developed or maintained, which may negatively impact the Platform and Tokens and their value.

Risk of an Unfavorable Fluctuation of Ethereum and Other Currency Value
13.
The Company intends to use the proceeds from selling Tokens to fund, amongst other things, the maintenance and development of the Platform, as described in the White Paper. The proceeds of the sale of Tokens will be denominated in the Payment Currency, and may be converted into other cryptographic and fiat currencies. In addition, some pre-sales of the Tokens may also be denominated in fiat currencies. If the value of the Payment Currency or other currencies fluctuates unfavourably during or after the Sale Period, the Company may not be able to fund development, or may not be able to maintain the Platform in the manner that it intended. In addition to the usual market forces, there are several potential events which could exacerbate the risk of unfavorable fluctuation in the value of ETH including uncertainties created by the lack of resolution to the bitcoin scaling debate, the possibility of another so-called “Hard Fork” of bitcoin if one of the competing camps in the scaling debate decides to force the issue; another DAO-like attack on the Ethereum network; or significant security incidents or market irregularities at one or more of the major cryptocurrency exchanges.

Risk of Hard Fork
14.
The Platform will need to go through substantial development works as part of which it may become the subject of significant conceptual, technical and commercial changes before release. As part of the development, an upgrade to the Token may be required (hard-fork of Token) and if Purchaser decide not to participate in such upgrade, Purchaser may no longer be able to use Purchaser’s Tokens and any non-upgraded Tokens may lose their functionality in full.

Risk of Dissolution of the Company or Platform

15.
It is possible that, due to any number of reasons, including, but not limited to, an unfavourable fluctuation in the value of the Payment Currency (or other cryptographic and fiat currencies), decrease in the Tokens’ utility due to negative adoption of the Platform, the failure of commercial relationships, or intellectual property ownership challenges, the Platform may no longer be viable to operate and the Company may dissolve.

Risks Arising from Lack of Governance Rights
16.
Because Tokens confer no governance rights of any kind with respect to the Platform or Company or its corporate affiliates, all decisions involving the Platform or Company will be made by Company at its sole and absolute discretion, including, but not limited to, decisions to discontinue the Platform, to create and sell more Tokens for use in the Platform, or to sell or liquidate the Company. These decisions could adversely affect the Platform and the Tokens Purchaser hold (including their value).

Risks Involving Cloud Storage
17.
If the Company decides to provide a decentralized cloud storage service to individual and institutional clients, including users and applications, the Token Utility is susceptible to a number of risks related to the storage of data in the cloud. The Token Utility may involve the storage of large amounts of sensitive and/or proprietary information, which may be compromised in the event of a cyber-attack or other malicious activity. Similarly, the Token Utility may be interrupted and files may become temporarily unavailable in the event of such an attack or malicious activity. Because users can use a variety of hardware and software that may interface with the Platform, there is the risk that the Token Utility may become unavailable or interrupted based on a failure of interoperability or an inability to integrate these third-party systems and devices that the Company does not control with the Company’s Token Utility. The risk that the Token Utility may face increasing interruptions and the Platform may face additional security vulnerabilities could adversely affect the Platform and therefore the future utility and value of any Tokens that Purchaser hold.

Unanticipated Risks
18.
Cryptographic tokens such as the Tokens are a new and untested technology. In addition to the risks included in these Terms, there are other risks associated with Purchaser’s purchase, holding and use of Tokens, including those that the Company cannot anticipate. Such risks may further materialize as unanticipated variations or combinations of the risks discussed in this Schedule 1.

Risks identified in the White Paper

19.
There are several other risks which have been identified and which are set out in the White Paper (in particular in the ‘Legal Considerations, Risks and Disclaimer’ section of the White Paper) (the “Risks Identified in the White Paper”). The Risks Identified in the White Paper are deemed to be incorporated by reference into these Terms and Purchaser are strongly urged to review and consider the Risks Identified in the White Paper as well as the risks set out above.

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